                                                                  EXHIBIT 10.6


                            CONTRIBUTION AGREEMENT

                                    between

                           MANHATTAN ASSOCIATES, LLC

                                      and

                             DANIEL BASMAJIAN, SR.

TABLE OF CONTENTS
-----------------

1. EXCHANGE OF CAPITAL STOCK; CLOSING.........................................................................1

1.1  Exchange of Stock........................................................................................1
     -----------------
1.2  Contribution Consideration...............................................................................1
     --------------------------
1.3  Closing..................................................................................................1
     -------
1.4  Further Assurances.......................................................................................1
     ------------------
1.5  Closing Documents........................................................................................2
     -----------------

2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER..............................................................3

2.1  Due Organization.........................................................................................3
     ----------------
2.2  Authorization............................................................................................3
     -------------
2.3  Capital Stock Of The Company.............................................................................4
     ----------------------------
2.4  Transactions In Capital Stock............................................................................4
     -----------------------------
2.5  Subsidiaries.............................................................................................4
     ------------
2.6  Corporate History........................................................................................4
     -----------------
2.7  Financial Statements.....................................................................................4
     --------------------
2.8  Liabilities And Obligations..............................................................................5
     ---------------------------
2.9  Approvals................................................................................................5
     ---------
2.10 Accounts and Notes Receivable............................................................................5
     -----------------------------
2.11 Intellectual Property....................................................................................5
     ---------------------
2.12 Permits..................................................................................................8
     -------
2.13 Real And Personal Property...............................................................................8
     --------------------------
2.14 Material Contracts And Commitments.......................................................................8
     ----------------------------------
2.15 Insurance................................................................................................9
     ---------
2.16 Employees, Consultants, Etc..............................................................................9
     ---------------------------
2.17 Benefit Plans; Erisa Compliance.........................................................................10
     -------------------------------
2.18 Conformity With Law; Pending Or Threatened Claims.......................................................13
     -------------------------------------------------
2.19 Taxes...................................................................................................14
     -----
2.20 Completeness............................................................................................15
     ------------
2.21 Government Contracts....................................................................................15
     --------------------
2.22 Absence of Changes......................................................................................15
     ------------------
2.23 Deposit Accounts; Powers of Attorney....................................................................16
     ------------------------------------
2.23 Relations with Governments..............................................................................16
     --------------------------
2.25 Conflicts of Interest...................................................................................16
     ---------------------
2.26 Environmental Matters...................................................................................17
     ---------------------
2.27 Disclosure..............................................................................................17
     ----------
2.28 Restrictions on Transfer of Purchaser shares under Securities Laws and Investment Representations.......17
     -------------------------------------------------------------------------------------------------

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................................19

3.1  Organization and Standing...............................................................................19
     -------------------------
3.2  Authorization and Binding Obligation....................................................................19
     ------------------------------------
3.3  No Conflicts............................................................................................19
     ------------
3.4  Approvals...............................................................................................20
     ---------
3.5  Brokerage...............................................................................................20
     ---------
3.6  Litigation and Administrative Proceedings...............................................................20
     -----------------------------------------
3.7  Capitalization of Purchaser; Purchaser Shares to be received by Stockholder.............................20
     ---------------------------------------------------------------------------
3.8  Disclosure..............................................................................................20
     ----------
3.9  Financial Statements....................................................................................20
     --------------------

3.10 Liabilities and Obligations.............................................................................21
     ---------------------------
3.11 Taxes...................................................................................................21
     -----
3.12 Lock-up Agreement.......................................................................................22
     -----------------
3.13 Purchaser Shares........................................................................................22
     ----------------

4. CERTAIN COVENANTS OF THE PARTIES..........................................................................22

4.1  Nondisclosure of Confidential Information...............................................................22
     -----------------------------------------
4.2  Release by Stockholder..................................................................................23
     ----------------------
4.3  Release of Stockholder Guarantees.......................................................................23
     ---------------------------------
4.4  Option of Stockholder to require that Purchaser repurchase its Purchaser Shares.........................23
     -------------------------------------------------------------------------------
4.5  Execution of Subscription Agreement.....................................................................24
     -----------------------------------

5. INDEMNIFICATION...........................................................................................24

5.1  Survival................................................................................................24
     --------
5.2  Indemnification by Stockholder..........................................................................24
     ------------------------------
5.3  Indemnification by Purchaser............................................................................24
     ----------------------------
5.4  Tax Indemnification.....................................................................................25
     -------------------
5.5  Limitation on Liability.................................................................................26
     -----------------------
5.6  Indemnification Procedures..............................................................................26
     --------------------------
5.7  Tax Matters.............................................................................................27
     -----------
5.8  Limitations on Indemnity Obligations....................................................................28
     ------------------------------------

6. NONCOMPETITION............................................................................................29

6.1  Prohibited Activities...................................................................................29
     ---------------------
6.2  Independent Covenant....................................................................................30
     --------------------
6.3  Materiality.............................................................................................30
     -----------

7. CERTAIN DEFINITIONS.......................................................................................30

8. GENERAL...................................................................................................32

8.1  Cooperation.............................................................................................32
     -----------
8.2  Successors and Assigns..................................................................................32
     ----------------------
8.3  Entire Agreement........................................................................................32
     ----------------
8.4  Counterparts............................................................................................32
     ------------
8.5  Brokers and Agents......................................................................................32
     ------------------
8.6  Payment of Expenses.....................................................................................32
     -------------------
8.7  Notices.................................................................................................33
     -------
8.8  Governing Law...........................................................................................34
     -------------
8.9  Exercise of Rights and Remedies.........................................................................34
     -------------------------------
8.10 Time....................................................................................................34
     ----
8.11 Reformation and Severability............................................................................34
     ----------------------------

EXHIBITS:

Exhibit A         Employment Agreement
Exhibit B         Amendment to Purchaser's Operating Agreement
Exhibit C         List of Resigning Officers and Directors of the Company
Exhibit D         Lock-Up Agreement

                            CONTRIBUTION AGREEMENT
                            ----------------------

         THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of February __, 1998, among MANHATTAN ASSOCIATES, LLC, a Georgia limited liability company ("Purchaser") and DANIEL BASMAJIAN, SR., an individual resident of the State of North Carolina ("Stockholder").

         WHEREAS, Stockholder desires to exchange his stock comprising all of the issued and outstanding shares (the "Company Stock") of capital stock of Performance Analysis Corporation, a North Carolina corporation (the "Company") for Purchaser Shares (as defined below) and Cash Consideration (as defined below) on the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       EXCHANGE OF CAPITAL STOCK; CLOSING

         1.1  EXCHANGE OF STOCK.  On the basis of the representations,
              -----------------
warranties, covenants and agreements set forth herein, at the Closing (as defined in Section 1.3 below) Purchaser will purchase from Stockholder, and Stockholder will sell, convey and assign to Purchaser all of the Company Stock, which Company Stock constitutes all of the issued and outstanding capital stock of the Company.

         1.2  CONTRIBUTION CONSIDERATION. In  consideration of the exchange of
              --------------------------
the Company Stock and the representations, warranties, covenants and agreements of Stockholder set forth herein, Purchaser (a) is paying to Stockholder (i) cash equal to the sum of $2,200,000 ("Cash Consideration"), and (b) is issuing and delivering to Stockholder 53,333 Shares of Purchaser (the "Purchaser Shares") under Purchaser's Amended and Restated Operating Agreement dated as of February __, 1998, as amended. The consideration provided for in this Section 1.2 is referred to herein collectively as the "Contribution Consideration".

         1.3  CLOSING.  The closing of the purchase and sale of the Company
              -------
Stock (the "Closing") is being held contemporaneously with the execution and delivery of this Agreement at the offices of Pinna, Johnston & Burwell, P.A., Suite 200, 2601 Oberlin Road, Raleigh, North Carolina 31788, at 2:00 p.m. local time, on the date hereof, or such other place and such other time as the parties shall agree. The date of the Closing is referred to as the "Closing Date."

         1.4  FURTHER ASSURANCES.  Each of the parties hereto will cooperate
              ------------------
with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         1.5  CLOSING DOCUMENTS.  At the Closing, the parties shall have
              -----------------
delivered to each other the following additional closing documents and agreements, and taken the following additional actions:

              (a) Documents and agreements delivered by or on behalf of Stockholder to Purchaser:

                    (i) an Employment Agreement among the Company, Purchaser and Stockholder in the form attached hereto as Exhibit A (the "Stockholder Employment Agreement");

                    (ii) Certificate of Good Standing and Existence of the Company issued by the Secretary of State of the State of North Carolina;

                    (iii) stock certificates of the Company representing all the issued and outstanding shares of the Company, accompanied by duly executed stock powers transferring ownership thereof to Purchaser;

                    (iv) an amendment to Purchaser's Amended and Restated Operating Agreement, dated as of February __, 1998, as amended to date (the "Operating Agreement"), in the form of Exhibit B, duly executed by Stockholder, pursuant to which Stockholder agrees to be a party to the Operating Agreement as an "American Group Shareholder";

                    (v) letters of resignation effective at the Closing executed by officers and directors of the Company listed on Exhibit C;

                    (vi) lock-up agreement executed by Stockholder in the form required by the underwriters of Purchaser's proposed initial public offering in the form of Exhibit D (the "Lock-Up Agreement"); and

                    (vii) resignation of Pamela R. Basmajian as an officer and director of Company;

                    (viii) certificate of Stockholder attesting to the fact that all options granted to Stockholder for shares of the Company Stock have expired; and

                    (ix) updated shareholder and director minutes ratifying prior acts of Company as required by the Bylaws of the Company.

              (b) Documents and agreements delivered by or on behalf of Purchaser to Stockholder, and other actions taken by Purchaser:

                    (i) a Good Standing and Existence Certificate relating to Purchaser from the State of Georgia;

                    (ii) Secretary's Certificate attesting to the incumbency of the officers executing this Agreement, the corporate authorization of the transaction and the other certificates and agreements delivered by Purchaser at the Closing;

                    (iii)  stock certificates representing the Purchaser Shares;

                    (iv) the Stockholder Employment Agreement duly executed by Purchaser;

                    (v)    the Lock-Up Agreement duly executed by Purchaser; and

                    (vi)   payment of the Cash Consideration.

2.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder hereby represents and warrants that all of the following representations and warranties are true as of the date of this Agreement and on the Closing Date:

         2.1  DUE ORGANIZATION.  The Company is a corporation duly organized,
              ----------------
validly existing and in good standing under the laws of North Carolina and is duly authorized, qualified and licensed under North Carolina law to own its properties and assets and to carry on its business in North Carolina. True and correct copies of the Articles of Incorporation (certified by the Secretary of State of the State of North Carolina) and Bylaws (certified by the Secretary of the Company), as each is amended, of the Company are attached to Schedule 2.1.
                                                                 -------------
Except as disclosed on Schedule 2.1, Stockholder has been the sole director of
                       ------------
the Company since its organization. The stock records and minute books of the Company, as heretofore made available to Purchaser, are, to Stockholder's Knowledge, correct and complete (in the case of the minute books, in all material respects).

         2.2  AUTHORIZATION.  Stockholder has the full legal right, power and
              -------------
authority to enter into this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of the Company's Articles of Incorporation or Bylaws, (b) to Stockholder's Knowledge, violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both), any obligation under, or result in the imposition or creation of any Encumbrances (hereinafter defined) upon any of the assets of the Company or Stockholder pursuant to any Contract (as defined in Section 2.14) or any mortgage, lien or lease to which Stockholder is a party or by which the Company or Stockholder is bound, or (c) to Stockholder's Knowledge, violate or conflict with any Legal Requirement applicable to the Company or Stockholder or any of its or his properties or assets or any other material restriction of any kind or character to which it or he is subject. This Agreement has been duly executed and delivered by Stockholder, and at the Closing the Stockholder Employment Agreement and the Lock-Up Agreement will be duly executed and delivered by Stockholder, and, assuming the due execution and delivery hereof and thereof by Purchaser, this

Agreement constitutes, and at the Closing the Stockholder Employment Agreement and the Lock-Up Agreement will each constitute, the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

         2.3  CAPITAL STOCK OF THE COMPANY.  The authorized capital stock of the
              ----------------------------
Company consists solely of 100,000 shares of voting common stock of which 1,000 are issued. All of the issued and outstanding shares of the capital stock of the Company are owned by Stockholder free and clear of Encumbrances. The Company Stock has been duly authorized and validly issued, is fully paid and nonassessable, and to Stockholder's Knowledge, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal securities laws. The Company Stock was not issued in violation of the preemptive rights of any past or present stockholder. The Company's stock record book, as heretofore made available to Purchaser, is correct and complete in all respects material to Purchaser.

         2.4  TRANSACTIONS IN CAPITAL STOCK. No right of first refusal, option,
              -----------------------------
warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock. In addition, there are no (a) outstanding securities or obligations that are convertible into or exchangeable for any shares of the capital stock or other equity securities of the Company, or (b) contracts, arrangements or commitments, written or otherwise, under which the Company is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities. Without limiting the generality of the foregoing, there is no basis upon which any person (other than Stockholder) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other equity securities of the Company, and no person has made or threatened to make, or, to the Company's and Stockholder's Knowledge, will in the future make, any such claim. In addition, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. There has been no transaction or action taken with respect to the equity ownership of the Company in contemplation of the transaction described in this Agreement.

         2.5  SUBSIDIARIES.  The Company does not presently own, of record or
              ------------
beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         2.6  CORPORATE HISTORY.  The Company has no corporate predecessors and
              -----------------
has not acquired from any other entity material assets in transactions other than in the ordinary course of business. The Company has not been a subsidiary or division of another corporation, and has not been previously acquired and divested by another corporation.

         2.7  FINANCIAL STATEMENTS.  Copies of the following financial
              --------------------------------
statements (the "Financial Statements") of the Company are attached hereto as
Schedule 2.7: (a) the Company's balance sheets
------------
determined on a cash method basis of accounting as of December 31, 1997 (hereinafter referred to as the "Balance Sheet Date"); (b) the Company's audited balance sheet determined as of the Balance Sheet Date (hereinafter referred to as the "Balance Sheet"); and (c) statements of earnings and retained earnings for the year ended on the Balance Sheet Date. The Company has positive working capital as of the Closing Date.

         2.8  LIABILITIES AND OBLIGATIONS.  Except (i) as set forth or provided
              ---------------------------
for in the Balance Sheet, (ii) as set forth on Schedule 2.8, or (iii) for Permitted Liens, to Stockholder's Knowledge, the Company has no material liabilities or obligations of any nature (whether, due or to become due, absolute, accrued, contingent or otherwise, and, to Stockholder's Knowledge, whether or not determined or determinable) and there is no existing condition, situation or set of circumstances which could result in such a liability or obligation, except for liabilities or obligations under any Contract, but only so long as no default by the Company exists under any such Contract.

         2.9  APPROVALS.  To Stockholder's Knowledge, No authorization, consent
              ---------
or approval of, or registration or filing with, any governmental authority or any other person is or was required to be, and has not been, obtained or made by the Company or Stockholder in connection with the execution, delivery or performance of this Agreement.

         2.10  ACCOUNTS AND NOTES RECEIVABLE.  Schedule  2.10  sets forth an
               -----------------------------   --------------
accurate list of the accounts and notes receivable of the Company as of December 31, 1997, including receivables from and advances to employees and Stockholder and amounts that are not reflected in the Balance Sheet. Such list includes an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Unless paid prior to the Closing Date, to Stockholder's Knowledge, the accounts receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet.

         2.11  INTELLECTUAL PROPERTY AND TECHNOLOGY.
               ------------------------------------

         (a) No registrations of patents, copyrights, trademarks, service marks, trade names, and any other Intellectual Property (collectively "Registrations") have been issued to Company; no Registrations of Company are pending; no Registrations of Company have been withdrawn or abandoned; and no Registrations of Company have lapsed.

         (b)   Schedule 2.11(b) sets forth an accurate and complete list and
               ----------------
description of all marks used by the Company and the nature of Company's rights; if any, associated therewith.

         (c) To Stockholder's Knowledge, in the case of any commercially available shrink-wrap or click-wrap software programs (such as Lotus 1-2-3 or Microsoft Word), the Company has not made and is not using any unauthorized copies of any such software programs and, to Stockholder's Knowledge, none of the employees, agents or representatives of the Company have made or are using any such unauthorized copies, except as would not have a Material Adverse Effect. The shrink-wrap and click-wrap software programs used by the Company are hereafter collectively and individually referred to as "Shrink Wrap Software."

         (d)   (i)   Schedule 2.11(d)(i) is an accurate and complete list
                     -------------------
and description of all Technology that Company developed ("Owned Technology"). To Stockholder's Knowledge, Company owns the Intellectual Property attributable to the Owned Technology and has the right to license the use of the Owned Technology to any person, firm or corporation. To Stockholder's Knowledge, the Owned Technology and the Intellectual Property attributable thereto are free and clear of any liens and security interests.

               (ii)  Schedule 2.11(d)(ii) is an accurate and complete list
                     --------------------
and description of all Technology, other than the Owned Technology and Shrink Wrap Software, that is either (x) offered or provided to Company's customers, or
(y) used by Company in connection with offering or providing the Owned Technology to Company's customers (collectively, the "Third Party Technology").

               (iii) Schedule 2.11(d)(i) and Schedule 2.11(d)(ii) includes the
                     -------------------     --------------------
name, product description, and language in which the Technology is written and the type of hardware platform(s) on which the Technology runs.

               (iv) Owned Technology and Third Party Technology are hereafter referred to collectively as "Company's Technology."

               (v) To the best of Stockholder's knowledge, the Owned Technology has been developed by Company's employees and Chuck Grissom.

         (e)   Schedule 2.11(e) identifies each license agreement or other
               ----------------
written or oral agreement or permission which Company has granted to any third party with respect to any of the Company's Technology and the Intellectual Property therein ("License Agreement"). To Stockholder's Knowledge, the Company's Technology has only been provided to those third parties indicated in
Schedule 2.11(e).


         (f)   Schedule 2.11(f) identifies each agreement with a third party
               ----------------
authorizing Company to use, sublicense and/or distribute the Third Party Technology ("Third Party License Agreement").

         (g)   Set forth in Schedule 2.11(g) is the source code escrow
                            ----------------
agreement entered into by Company relating to the Company's Technology.

         (h) Company has not received any notice of default under any of the License Agreements or Third Party License Agreements and, to Stockholder's Knowledge, no notice of default has been threatened. To Stockholder's Knowledge, the License Agreements and Third Party License Agreements are in full force and effect.

         (i) No Technology other than the Owned Technology, Third Party Technology and Shrink Wrap Software is required to operate Company's business as currently conducted and as contemplated by Company's existing product and service plans.

         (j) To Stockholder's Knowledge, none of the Intellectual Property listed on Schedule 2.11(b) and the Company's Technology, used by or through
          ----------------
Company has violated or infringed upon, or is violating or infringing upon, any software or intellectual property right of any person.

         (k) To Stockholder's Knowledge, none of the Intellectual Property listed on Schedule 2.11(b) and none of the Company's Technology are owned by or
          ----------------
registered in the name of Stockholder, any current or former owner, or shareholder, partner, director, executive, officer, employee, salesman, agent, customer, contractor or representative of Company nor to Stockholder's knowledge, does any such person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Company has granted no third party any exclusive rights related to any Intellectual Property listed on Schedule 2.11(b) or Company's Technology.
          ----------------

         (l) To Stockholder's Knowledge, no former employer of any employee or consultant of Company has made or has threatened a claim against Company or that Company or such employee or consultant is misappropriating or violating the Intellectual Property of such former employer.

         (m)   Except as noted in Schedule 2.11(m), to Stockholder's knowledge,
                                  ----------------
the Owned Technology software is "Millennium Compliant" after having conducted a reasonable investigation of the Owned Technology. For the purposes of this Agreement "Millennium Compliant" means:

               (i) The functions, calculations, and other computing processes of the Owned Technology software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Owned Technology software prior to January 1, 2010, and whether or not the dates are affected by leap years;

               (ii) The Owned Technology software accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used prior to January 1, 2010;

               (iii) The Owned Technology software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Owned Technology software and Third Party Technology software prior to January 1, 2010;

               (iv)  The Owned Technology software accepts and responds to four
(4) digit year date input in a manner that resolves any ambiguities as to the century in an accurate manner; and

               (v) The Owned Technology software display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century.

         (n) To Stockholder's Knowledge, no employee or independent contractor of Company has disclosed the source code of Company's Technology to any third party other than Company's escrow agent indicated in Schedule 2.11(g).


         2.12  PERMITS. To Stockholder's Knowledge, The Company owns or
               -------
possesses all franchises, licenses, permits, consents, approvals and authorizations (collectively herein referred to as "Permits"), of any public or
                                                   ---------
other Government Authority which are necessary for the conduct of its business as currently conducted. Each of the foregoing is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto, except where the failure to be in compliance would not individually or in the aggregate, have a Material Adverse Effect; and no event has occurred which permits, or upon giving the notice or lapse of time or otherwise would permit, revocation or termination of any of the foregoing.

         Stockholder has delivered to Purchaser on Schedule 2.12 a complete and
                                                   -------------
correct list of all Permits held by the Company.

         2.13     REAL AND PERSONAL PROPERTY.
                  --------------------------

                  (a)  Schedule 2.13(a) contains an accurate list of all
                       ----------------
         leaseholds and other interests of every kind and description in real property owned by the Company and leases or licenses or other rights to possession thereof. The Company does not own, nor has it ever owned, any real property.

                  (b)  Schedule 2.13(b) contains an accurate list of all items
                       ----------------
         of tangible personal property of every kind or description having a cost or fair market value in excess of $2,000 owned or held by the Company (the "Fixed Assets"). Stockholder makes no representation or warranty, express or implied, with respect to the condition or suitability of Fixed Assets, and such Fixed Assets are being conveyed "as is".

                  (c) The Company has good and marketable title to, or holds by valid lease or license the Fixed Assets, in each case free and clear of all Encumbrances except Permitted Liens. The Company makes no representation or warranty regarding the validity of the lessor's title to any real properties in which the Company has only a leasehold interest.

         2.14  MATERIAL CONTRACTS AND COMMITMENTS.  Except as provided in
               ----------------------------------
Section 2.8, Section 2.11(e), and Schedule 2.13(a), the Company has delivered to Purchaser or its representatives, true and complete copies of all written contracts, commitments and other agreements to which the Company is a party or by which it or any of its properties is bound involving an annual commitment or annual payment by any party thereto of more than $5,000 individually, or which have a fixed term extending more than 12 months from the date hereof and which involve a total commitment or payment by any party thereto of more than $10,000 (including, but not limited to, joint venture or partnership agreements, contracts with any customers, suppliers, employees, labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, leases, licenses, options to purchase real or personal property, liens, pledges or other security agreements) (herein collectively referred to as the "Contracts"). Attached hereto as Schedule 2.14
                                -----------                      -------------
is a list of the Contracts. To Stockholder's Knowledge, the Company has complied in all material respects with all commitments and obligations pertaining to any such Contract, and is not in material default under any such Contract and no notice of default has been received, nor to Stockholder's Knowledge is there any default on the part of any other party to such Contract nor does the Company have any reason to believe any such party will terminate any such contract. The Company has no notice or knowledge that such contract will be terminated or materially modified by virtue of the consummation of the transaction contemplated by this Agreement. The Company is not a party to any contract or agreement which, singly or in the aggregate, materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Company.

         2.15  INSURANCE.  Schedule 2.15 sets forth an accurate list of all
               ---------   -------------
insurance policies carried by the Company. To Stockholder's Knowledge there have been no insurance (excluding, health insurance) loss runs or worker's compensation claims received for the past three (3) policy years. Stockholder has delivered to Purchaser complete copies of all policies currently in effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. The Company's insurance has never been canceled and the Company has never been denied coverage.

         2.16  EMPLOYEES, CONSULTANTS, ETC.
               ---------------------------

               (a)  Schedule 2.16 sets forth an accurate and complete list of
                    -------------
         (i) all officers and directors of the Company, and (ii) all employees of the Company, setting forth in each case the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each director, officer and employee. There are no consultants (except for professional services rendered by accountants and attorneys), independent contractors and other agents currently performing services to the Company.

               (b)  Schedule 2.16 also sets forth an accurate and complete
                    -------------
         schedule showing all employment agreements and any other agreements to which the Company is a party or by which it is bound, containing terms providing for (i) compensation or other benefits or consequences upon the happening of a change of control of the Company, and (ii) deferred compensation; together in each case with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby.

               (c) The Company has fully complied with the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best of Stockholder' Knowledge, the information and documents on which the Company relied in complying with IRCA are true and correct; and there have not been any discrimination complaints filed against the Company pursuant to IRCA.

               (d) No employees of the Company are represented by any labor union or covered by any collective bargaining agreement with respect to such employees' employment with the Company nor, to the best of Stockholder's Knowledge, is any campaign to establish such representation in progress.

               (e) The Company has not received or been notified of any complaint by any employees, applicant, union, or other party of any discrimination or other conduct forbidden by law.

               (f) To Stockholder's Knowledge, the Company has filed all required reports and information that are due on or before the Closing Date and otherwise has complied with all applicable regulatory requirements within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights and/or civil rights agencies.

               (g) The Company has not received any notice from any of its employees to terminate his or her employment or to seek a modification in the terms of his or her employment.

         2.17  BENEFIT PLANS; ERISA COMPLIANCE.
               -------------------------------

               (a)  Schedule 2.17 contains a list of all "employee pension
                    -------------
         benefit plans" (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to in this Section 2.17 as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 2.17 as "Welfare Plans") and all other Benefit Plans, as defined below, currently maintained in whole or in part, contributed to, or required to be contributed to by the Company for the benefit of any present or former officer, employee or director of the Company. For purposes of this Agreement, the term "Benefit Plan" shall mean any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Company for the benefit of any present or former officer, employee or director of the Company which is not a Pension Plan or Welfare Plan. The Company has delivered to Purchaser true, complete and correct copies of (i) each Pension Plan, Welfare Plan and Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments (none of which amendments will materially increase the costs of the plan), (ii) the three annual reports on Form 5500 most recently filed with the Internal Revenue Service ("IRS") with respect to each Pension Plan or Welfare Plan (if any such report was required), (iii) the most recent IRS determination letter request for each Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and all rulings or determinations concerning such Pension Plan requested of the IRS subsequent to the date of that letter, (iv) the most recent actuarial report for each Pension Plan and Welfare Plan for which an actuarial report is required by ERISA, (v) the most recent summary plan description for each Pension Plan and Welfare Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, (vi) each trust agreement and/or group annuity contract relating to any Benefit Plan and (vii) all other information reasonably requested by Purchaser.

               (b) Each Pension Plan maintained and each pension plan formerly maintained that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and all amendments required to be adopted before the Closing Date for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination. The Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each such Pension Plan for which premiums to the PBGC are required. No such Pension Plan in whole or in part maintained by the Company has been terminated or partially terminated under circumstances which would result in liability to the PBGC.

               (c) To Stockholder's Knowledge, each of the Pension Plan, Welfare Plan and Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, the Company: (i) has been in substantial compliance with all reporting and disclosure requirements of (x) Part 1 or Subtitle B of Title I of ERISA, if applicable, or (y) other applicable law, (ii) has had the appropriate required Form 5500 (or equivalent annual report) filed timely with the appropriate governmental entity for each year of its existence, (iii) has at all times complied with the bonding requirements of (x) Section 412 of ERISA, if applicable, or (y) other applicable law, (iv) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company which may subject the Company or any of its subsidiaries to the payment of material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and (v) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law not otherwise covered hereunder so as not to give rise to any material liabilities to the Company.

               (d) All voluntary employee benefit associations maintained by the Company and intended to be exempt from federal income tax under
         Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS, and nothing has occurred or failed to occur which would cause the loss of such exemption.

               (e) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Benefit Plan of the Company being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by the Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

               (f) Except as may be required by federal or North Carolina law, the Company provides no material post-retirement medical, health, disability or death protection coverage nor contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

               (g)  No Pension Plan or pension plan subject to Title IV of ERISA
         (i) that the Company maintains or maintained, or (ii) to which the Company is or was obligated to contribute, other than any such plan that is or was a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) had, as of its most recent annual valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Purchaser. None of such plans subject to Section 302 of ERISA has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived. None of the Company, any officer of the Company or any of the Pension Plan or Welfare Plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under Section 502(i) or (1) of ERISA which would have a Material Adverse Effect on the Company. No "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived has occurred and is continuing with respect to any such Pension Plan. The Company has not suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and

         Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which the Company has any material liability outstanding .

               (h)  With respect to any Welfare Plan to Stockholder's Knowledge,
         (i) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code, and (ii) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to the Company on or at any time after the Closing Date.

               (i) All contributions required by law or by a collective bargaining or other agreement to be made under the Pension Plan, Welfare Plan or Benefit Plans with respect to all periods through December 31, 1997 will have been made by such date by the Company. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Pension Plan, Welfare Plan or Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur, except for any voluntary changes made by participants.

               (j) The Company does not have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with the Company.

         2.18  CONFORMITY WITH LAW; PENDING OR THREATENED CLAIMS.
               -------------------------------------------------

               (a)  No Conflict.  To the best of the Stockholder's Knowledge,
                    -----------
         neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereunder will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the Bylaws of the Company, or (ii) conflict with, result in a breach of or constitute a default under, or require any notice under any agreement, contract, lease instrument, or other arrangement to which the Company is a party by which is bound.

               (b)  Legal Proceedings and Threatened Claims.  Unless otherwise
                    ---------------------------------------
         disclosed on Schedule 2.18(b), the Company is not (i) subject to any
                      ----------------
         outstanding injunction, judgment, order, decree, ruling or charge or
         (ii) a party to or to Stockholder's Knowledge, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, including without limitation, any threat of condemnation or the exercise of eminent domain. Neither the Company nor Stockholder has any reason to believe that any such action, suit proceeding, hearing, or investigation may be brought or threatened against the Company.

         2.19  TAXES.
               -----

               (a) The Company has timely filed all federal and other Tax Returns which are required to be filed; and there are no waivers or extensions of the statute of limitations, audits or examinations in progress, judicial proceedings, or claims against the Company for Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for Taxes has been received and not paid. The Company is not a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company); there are no requests for rulings in respect of any Tax pending by the Company with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against the Company remains unpaid. The amounts shown as accruals for Taxes on the Balance Sheet delivered to Purchaser as a part of Schedule 2.7 are sufficient for the payment of
                                ------------
         all Taxes of all kinds for any time or arising or incurred in connection with periods on or before the Balance Sheet Date and the Company has reserved an amount sufficient to pay all Taxes for the Tax period prior to December 31, 1997. Copies of Tax Returns and franchise tax returns of the Company for their last three (3) fiscal years, or such shorter period of time as it has existed, are attached hereto as
         Schedule 2.19. For purposes of this Section 2.19, "Tax" shall mean any
                                             ------------
         United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

               (b) Stockholder is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

               (c) To Stockholder's Knowledge, the Company has complied in all material respects with all applicable laws, rules and regulations relating to the filing of Tax Returns.

               (d) To Stockholder's Knowledge, there is no pending claim by any taxing authority in any jurisdiction in which the Company does not pay Taxes or file Tax Returns that the Company is required to pay Taxes or file Tax Returns.

               (e) The Company has not made an election under Section 341(f) of the Code.

               (f) The Company has not agreed nor is required to make any adjustment under Section 481(a) of the Code.

         2.20  COMPLETENESS.  The certified copies of the Articles of
               ------------
Incorporation and Bylaws, both as amended to date, attached hereto as Schedule
                                                                      --------
2.1, and to Stockholder's Knowledge, the copies of all leases, instruments,
---
agreements, licenses, permits, certificates or other documents that are included on schedules attached hereto are complete and correct.

         2.21  GOVERNMENT CONTRACTS.  The Company is not now and in the last
               --------------------
five years has not been a party to any governmental contracts subject to price redetermination or renegotiation.

         2.22  ABSENCE OF CHANGES.  Since the Balance Sheet Date, there has not
               ------------------
         been:

               (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

               (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

               (c) any change in the authorized capital of the Company or its securities outstanding or any change in the ownership interests or any grant by the Company of any options, warrants, calls, conversion rights or commitments;

               (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

               (e) any material increase in the compensation, bonus, sales commissions, fringe benefits or fee arrangement payable or to become payable b the Company to any of its officers, directors, stockholders, employees, consultants or agents, or any change in the method by which sales commissions are calculated and paid;

               (f)  any work interruptions, labor grievances or claims filed;

               (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, except for the sale of personal artwork to Stockholder for $1,000, other than in the ordinary course of business including, without limitation, Stockholder and his affiliates, other than the transaction with Purchaser contemplated by this Agreement;

               (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of Stockholder or any affiliate thereof;

               (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights other than rights of Purchaser;

               (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets in excess of $10,000.00;

               (k) to Stockholder's Knowledge, any waiver of any material rights or claims of the Company;

               (l) to Stockholder's Knowledge, any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

               (m) any transaction by the Company outside the ordinary course of its business; or

               (n) any authorization, approval, agreement or commitment to do any of the foregoing.

         2.23  DEPOSIT ACCOUNTS; POWERS OF ATTORNEY.  Schedule 2.23 contains
               ------------------------------------   -------------
an accurate list as of the date of this Agreement, of:

               (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

               (b)  the names in which the accounts or boxes are held;

               (c)  the type of account; and

               (d) the name of each person authorized to draw thereon or have access thereto.

No person, corporation, firm or other entity holds a general or special power of attorney from the Company.

         2.24  RELATIONS WITH GOVERNMENTS.  To Stockholder's Knowledge, the
               --------------------------
Company has at all times complied, and is in compliance, with the Foreign Corrupt Practices Act and with all foreign laws and regulations relating to prevention of corrupt practices.

         2.25  CONFLICTS OF INTEREST.  To Stockholder's Knowledge, except as
               ---------------------
disclosed in Schedule 2.25, neither (i) any past or present officer or director
             -------------
of the Company, nor (ii) any corporation, partnership, trust or other entity of which any such past or present officer or director of the Company has a direct or indirect interest or is a director, officer, stockholder, partner or trustee, is or has ever been a party, directly or indirectly, to any transaction with the Company involving in excess of $5,000, including, without limitation, any agreement or other arrangement providing for the furnishing of services by or to the Company or the rental of any property from or to the Company, or otherwise requiring or contemplating payments by or to the Company. Except as disclosed in Schedule 2.25, to Stockholder's
                                       -------------
Knowledge, no present officer or director owns directly or indirectly any interest in any corporation, firm, partnership, trust or other entity or business which is a competitor, customer, client or supplier of the Company, other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons.

         2.26  ENVIRONMENTAL MATTERS.   Except for matters that would not
individually or in the aggregate result in a Material Adverse Effect, to Stockholder's Knowledge, each of the Company and all of its assets are in compliance with, and are not subject to any liability under, applicable federal, state and local environmental, regulation or code or requirements relating to manufacture, storage, transport, generation, use, treatment, disposal or handling of pollutants, contaminants, hazardous or toxic wastes, substances, or materials ("Environmental Laws"). To Stockholder's Knowledge, the Company is not
            ------------------
required to hold any permits and registrations required by the Environmental Laws for the operation of its business. The Company has not received any notice, oral or written, of any environmental or public health or safety liability or violation. To Stockholder's Knowledge, the Company has not buried, dumped, disposed of, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials, including paint and similar substances, which would constitute a violation of the Environmental Laws.

         2.27  DISCLOSURE.  This Agreement and the Schedules hereto do not and
               ----------
will not include any untrue statement of a material fact.

         2.28  RESTRICTIONS ON TRANSFER OF PURCHASER SHARES UNDER SECURITIES
               -------------------------------------------------------------
LAWS AND INVESTMENT REPRESENTATIONS.
-----------------------------------

               (a) Stockholder understands that Stockholder must bear the economic risk of the investment in the Purchaser Shares for an indefinite period of time because the Purchaser Shares are not registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state or other jurisdiction. Stockholder has been advised that there is currently no public market for the Purchaser Shares and that the Purchaser Shares are not being registered under the 1933 Act upon the basis that the transactions involving its sale are exempt from such registration requirements, and that reliance by Purchaser on such exemption is predicated in part on the Stockholder's representations set forth in this Agreement. Stockholder acknowledges that no representations of any kind concerning the future ability to offer or sell the Purchaser Shares in a public offering or otherwise have been made to Stockholder by Purchaser or any other person or entity. Stockholder understands that Purchaser makes no covenant, representation or warranty with respect to the registration of securities under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning Purchaser. Accordingly, Stockholder acknowledges that there is no assurance that there will ever be any public market for the

         Purchaser Shares or, that the Stockholder will be able to publicly offer or sell any Purchaser Shares.

               (b) Stockholder represents and warrants that Stockholder is able to bear the economic risk of losing Stockholder's entire investment in Purchaser, which investment is not disproportionate to Stockholder's net worth, and that Stockholder has adequate means of providing for Stockholder's current needs and personal contingencies without regard to the investment in Purchaser. Stockholder acknowledges that an investment in Purchaser involves a high degree of risk. Stockholder acknowledges that Stockholder and Stockholder's advisors have had an opportunity to ask questions of and to receive answers from the officers of Purchaser and to obtain additional information in writing to the extent that Purchaser possesses such information or could acquire it without unreasonable effort or expense: (i) relative to Purchaser and the Purchaser Shares; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. Stockholder represents, warrants and covenants to Purchaser that Stockholder is a resident of the state indicated in the introductory clause of this Agreement and will be the sole party in interest as to the Purchaser Shares acquired hereunder and is acquiring the Purchaser Shares for Stockholder's own account, for investment only, and not with a view toward the resale or distribution thereof.

               (c) Stockholder agrees that Stockholder will not attempt to pledge, transfer, convey or otherwise dispose of the Purchaser Shares except pursuant to the repurchase option set forth in Section 4.4 or in a transaction that is the subject of either (i) an effective registration statement under the 1933 Act and any applicable state securities laws, or (ii) an opinion of counsel, which opinion of counsel shall be satisfactory to Purchaser, to the effect that such registration is not required. Purchaser may rely on such an opinion of Stockholder's counsel in making such determination. Stockholder consents to the placement of legends on any certificates or documents representing any of the Purchaser Shares stating that the Purchaser Shares have not been registered under the 1933 Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof. Stockholder is aware that Purchaser will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Purchaser Shares.

               (d) Stockholder represents and warrants that he is familiar with the business in which Purchaser is engaged and, based upon his knowledge and experience in financial and business matters, is familiar with investments of this sort that Stockholder is undertaking herein, is fully aware of the problems and risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. Stockholder represents and warrants that Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated pursuant to the 1933 Act. Stockholder also acknowledges that he is not acquiring the Purchaser Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Purchaser Shares but rather upon Stockholder's own independent examination and judgment as to the prospects of Purchaser. Stockholder acknowledges that Purchaser has made no oral or written representations or warranties in connection with the issuance of the Purchaser Shares and Purchaser has not made or delivered to Stockholder any financial projections or forecasts.

               (e) Stockholder represents and warrants that these Purchaser Shares are being issued to Stockholder without any form of general solicitation or advertising of any type by or on behalf of Purchaser or any of its officers, directors, affiliates, agents or representatives.

         2.29  CLOSING CASH BALANCE  Stockholder represents and warrants that
               --------------------
         the Company's cash balance as of the Closing is not less than $800,000 and included in that amount are sufficient reserves to pay all Taxes contemplated under Section 2.19 of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Stockholder as follows:

         3.1   ORGANIZATION AND STANDING. Purchaser is a limited liability
               -------------------------
company duly organized, validly existing and in good standing under the laws of the State of Georgia, and Purchaser is duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted except for where the failure to be so authorized, qualified or licensed would not have a material adverse affect on its business.

         3.2   AUTHORIZATION AND BINDING OBLIGATION.  Purchaser has full
               ------------------------------------
corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser have been duly and validly authorized by all necessary action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

         3.3   NO CONFLICTS.  The execution, delivery and performance of this
               ------------
Agreement by Purchaser and the issuance and delivery of the Purchaser Shares to be received by Stockholder pursuant to this Agreement (a) will not violate the Articles of Organization or the Operating Agreement of Purchaser; (b) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Purchaser; and
(c) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, instrument, license or permit to which Purchaser is now subject.

         3.4  APPROVALS. The execution, delivery and performance of this
              ---------
Agreement by Purchaser and the issuance and delivery of the Purchaser Shares to be received by Stockholder pursuant to this Agreement do not require (a) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over Purchaser or of any third party that have not been obtained, or (b) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over Purchaser.

         3.5  BROKERAGE. Purchaser has not entered into any agreements for
              ---------
brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

         3.6  LITIGATION AND ADMINISTRATIVE PROCEEDINGS. To Purchaser's
              -----------------------------------------
Knowledge, there is no litigation, proceeding or investigation pending or, to the best knowledge of Purchaser, threatened against Purchaser in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

         3.7  CAPITALIZATION OF PURCHASER; PURCHASER SHARES TO BE RECEIVED BY
              ---------------------------------------------------------------
STOCKHOLDER. As of the date of this Agreement, 10,000,004 Shares were issued and
-----------
outstanding pursuant to Purchaser's Operating Agreement. Except as set forth on
Schedule 3.7, (a) no right of first refusal, warrant, call, conversion right or
------------
commitment of any kind exists which obligates Purchaser to issue any of its Shares, and (b) there are no (i) outstanding securities or obligations that are convertible into or exchangeable for any shares of the capital stock or other equity securities of Purchaser, or (ii) contracts, arrangements or commitments, written or otherwise, under which Purchaser is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities, except for options to purchase Shares granted pursuant to Purchaser's Option Plan and except as contemplated in connection with Purchaser's contemplated initial public offering. The Purchaser Shares to be received by Stockholder pursuant to this Agreement will, when issued and delivered to Stockholder, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws and those expressly provided for in this Agreement. The Purchaser Shares delivered to Stockholder pursuant to this Agreement have not been registered under the Securities Act.

         3.8  DISCLOSURE. No representation, warranty or covenant made by
              ----------
Purchaser in this Agreement or any Schedule hereto contains any untrue statement of a material fact.

         3.9  FINANCIAL STATEMENTS. Copies of the following financial statements
              --------------------
of Purchaser are attached hereto as Schedule 3.9: (a) the Purchaser's balance sheet (the "Purchaser Balance Sheet") as of December 31, 1997 and for the two prior years, and (b) statements of earnings and retained earnings for the year then ended and for the two prior years. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period indicated. Purchaser has positive working capital as of the Closing Date.

         3.10 LIABILITIES AND  OBLIGATIONS.  Except (i) as set forth or provided
              ----------------------------
for in the  Purchaser  Balance  Sheet or (ii) as set forth on Schedule  3.10, to
                                                              --------------
Purchaser's Knowledge, Purchaser has no material liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and to Purchaser's Knowledge whether or not determined or determinable) and there is no existing condition, situation or set of circumstances which could result in such a liability or obligation, except for liabilities or obligations under any contract, but only so long as no default by Purchaser exists under any such contract.

         3.11 TAXES.
              -----

              (a) Purchaser has timely filed all federal and other Tax Returns which are required to be filed; and there are no waivers or extensions of the statute of limitations, audits or examinations in progress, judicial proceedings, or claims against Purchaser for Taxes (including penalties and interest) for any period or periods to and including December 31, 1997 and no notice of any claim, whether pending or threatened, for Taxes has been received and not paid. The Purchaser is not a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which included the Purchaser); there are no requests for rulings in respect of any Tax pending by the Purchaser with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against the Purchaser remains unpaid. The amounts shown as accruals for Taxes on the Balance Sheet delivered to stockholder as a part of Schedule 3.9 are sufficient for the payment of all Taxes for any time or arising or incurred in connection with periods on or before December 31, 1997 and Purchaser has reserved an amount sufficient to pay all such Taxes. For purposes of this Section 3.11, "Tax" shall mean any United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

              (b)  Purchaser is not a foreign person subject to withholding
         Section 1445 of the Code and the regulations promulgated thereunder.

              (c) Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withhold Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws or it has finally resolved and fully satisfied any liability for any failure to comply with any such matters.

              (d) To Purchaser's Knowledge, there is no pending claim by any taxing authority in any jurisdiction in which the Purchaser does not pay Taxes or file Tax Returns that the Purchaser is required to pay Taxes or file Tax Returns.

              (e) The Purchaser has not made an election under Section 341(f) of the Code.

              (f) The Purchaser has not agreed nor is required to make any adjustment under Section 481(a) of the Code.

         3.12 LOCK-UP AGREEMENT.  To Purchaser's Knowledge, the Lock-Up
              -----------------
Agreement being executed by the Stockholder will not be more restrictive, in any manner, than the Lock-Up Agreement that will be executed by Alan J. Dabbiere in connection with the proposed initial public offering of Purchaser if such offering occurs.

         3.13 SUBSCRIPTION AGREEMENT.  The Subscription Agreement (as defined in
              ----------------------
Section 4.5) shall be the same for all shareholders of Purchaser converting their membership interests in Manhattan Associates, LLC to shares in Manhattan Associates, Inc.

         3.14 PURCHASER SHARES. The Purchaser Shares represent, and will
              ----------------
represent as of the Closing Date 0.5305% of the issued and outstanding Shares of Purchaser. The Purchaser Shares are of the same class and character, and have the same anti-dilution and preemptive rights, if any, as the shares of Purchaser owned by Alan J. Dabbiere; provided, however, that such anti-dilution and preemptive rights shall only automatically terminate upon consummation of the transaction contemplated by the Subscription Agreement which will occur substantially contemporaneously with the Purchaser's initial public offering. "Substantially contemporaneously" shall mean the consummation of the transaction contemplated by the Subscription Agreement and initial public offering occurring within ten (10) days of each other.


4.       CERTAIN COVENANTS OF THE PARTIES

         4.1  NONDISCLOSURE  OF CONFIDENTIAL  INFORMATION.  Stockholder will not
              -------------------------------------------
disclose for any reason or purpose whatsoever any Confidential Information that would have a material adverse effect on Purchaser or Company or use Confidential Information to compete against the Purchaser or Company except to the extent that (i) such information becomes known to the public though no fault of Stockholder; (ii) such disclosure is required by law; or (iii) Stockholder discloses such information as appropriate in the performance of Stockholder's duties under the Stockholder Employment Agreement. For purposes of this Agreement, "Confidential Information" shall mean the Company's or Purchaser's customer and supplier list, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, market strategies, internal performance statistics, software source code and other competitively sensitive information concerning the Company or Purchaser which is material to the Company or Purchaser and has not been previously disclosed to the public. For purposes of this Agreement, "Trade Secret" shall mean Purchaser's and Company's source code, heuristics and algorithms and any other information deemed to be a trade secret under North

Carolina law and identified to Stockholder as a trade secret after the date of this Agreement by Company or Purchaser. Stockholder's obligations in this
Section 4.1 with respect to Trade Secrets shall remain in effect for as long as such information remains a Trade Secret through no fault of Stockholder. Employee's obligations with respect to all Confidential Information shall remain in effect during the term of Stockholder's Employment Agreement and for two (2) years immediately following the termination of this Stockholder's Employment Agreement, for any reason whatsoever.

         4.2  RELEASE BY STOCKHOLDER. STOCKHOLDER HEREBY AGREES AND CONFIRMS
              ----------------------
THAT HE HEREBY FULLY RELEASES, ACQUITS AND FOREVER DISCHARGES THE COMPANY, FROM ANY AND ALL LIABILITY, CLAIM, DAMAGE, SUIT, COST, EXPENSE OR OBLIGATION OF ANY NATURE WHATSOEVER WHETHER KNOWN OR UNKNOWN, ARISING IN RESPECT OF OR IN CONNECTION WITH ANY TIME OR PERIOD OF TIME PRIOR TO THE DATE HEREOF, EXCEPT FOR COMPENSATION PAYABLE TO STOCKHOLDER BY THE COMPANY FOR THE MOST RECENT STANDARD PAYROLL PERIOD BASED UPON THE COMPANY S STANDARD PRACTICES WHICH HAVE NOT BEEN PAID PLUS THE REASONABLE REIMBURSABLE EXPENSES BASED UPON THE PAST PRACTICES OF STOCKHOLDER THAT HAVE NOT BEEN PAID AND EXCEPT FOR ANY RIGHTS UNDER THE CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT OF 1985.

         4.3  RELEASE OF STOCKHOLDER GUARANTEES. Purchaser agrees that it will
              ---------------------------------
take all commercially reasonable actions to have Stockholder released within 30 days following the Closing from the following obligations of the Company for which he is personally liable: (i) SOFI IV (office lease); (ii) BMW Financial Services (car lease); (iii) American Express (credit card); and (iv) 360 Communications (cellular phone account). If Purchaser is unable to secure a release within the stated time period, then Purchaser shall either pay in full the applicable obligation and close the account, or provide Stockholder with indemnification satisfactory to Stockholder for any continuing personal liability under such obligation.

         4.4  OPTION OF STOCKHOLDER TO REQUIRE THAT PURCHASER REPURCHASE ITS
              --------------------------------------------------------------
PURCHASER SHARES. In the event Purchaser does not close an initial public
----------------
offering of its equity interests on or before December 31, 1998, Stockholder shall have the option, by giving Purchaser written notice on or before March 1, 1999, to require that Purchaser repurchase all of the Purchaser Shares held by Stockholder for $1,333,325. The repurchase shall be closed within 20 days after the date on which Stockholder gives the notice required hereunder of his exercise of such option. The place, date and hour for such closing shall be set forth in a written notice from Stockholder to Purchaser, which notice shall be given at least 10 days prior to the closing date. At the closing, Purchaser shall pay the full purchase price payable for the Purchaser Shares to Stockholder in immediately available funds. For purposes of clarification, the option set forth in this Section 4.4 to require Purchaser to repurchase the Purchaser Shares shall only apply to the Purchaser Shares that Stockholder acquires at Closing and not to any shares of Purchaser acquired hereafter whether under an option agreement or any other agreement.

         4.5  EXECUTION OF SUBSCRIPTION AGREEMENT. Stockholder agrees that he
              -----------------------------------
will execute a Subscription and Contribution Agreement (the "Subscription Agreement") providing for the contribution of his Purchaser Shares to Manhattan Associates, Inc. in such form and at such time as the Subscription Agreement is executed by the other holders of shares of Purchaser in contemplation of Purchaser's proposed initial public offering.

5.       INDEMNIFICATION

         5.1  SURVIVAL. The representations, warranties, covenants and
              --------
agreements of the parties made in this Agreement shall survive (and not be affected in any respect by) the Closing and any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the Schedules hereto or otherwise. Notwithstanding the foregoing, the right of indemnification with respect to each representation and warranty contained in this Agreement shall terminate (the "Survival Date")
                                                               -------------
occurring on the second anniversary of the Closing Date; provided, however, that
                                                         --------  -------
(a) the right to indemnification with respect to the representations and warranties set forth in Sections 2.11, 2.17, 2.19 and 3.14 shall survive until thirty (30) days after the expiration of the applicable statute of limitations relating to the matters set forth in such Sections; and (b) the right to indemnification with respect to such representations and warranties, and the liability of either party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to the Survival Date or such thirtieth (30th) day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), whichever shall be applicable thereto in accordance with this Section 5.1.

         5.2  INDEMNIFICATION BY STOCKHOLDER. Except as otherwise provided in
              ------------------------------
Section 5.4, Stockholder covenants and agrees that he will indemnify, defend, protect and hold harmless Purchaser and the Company, each of their respective successors and assigns and each of their directors, officers, employees, at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 5.1) against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") including specifically, but without limitation, reasonable attorneys' fees (except as otherwise provided in Section 5.6(a) with respect to counsel employed at the expense of the indemnified party) ("Legal Expenses") based upon, resulting from or arising out of (a) any
  --------------
inaccuracy or breach of any representation or warranty of Stockholder contained in this Agreement, and (b) the breach by Stockholder of, or the failure by Stockholder to observe, any of his covenants or other agreements contained in this Agreement .

         5.3  INDEMNIFICATION BY PURCHASER. Except as otherwise provided in
              ----------------------------
Section 5.4, Purchaser covenants and agrees that it will indemnify, defend, protect and hold harmless Stockholder and his heirs at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 5.1) against all Losses, claims, damages, actions, suites, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") including, specifically, but without limitation, Legal Expenses (except as otherwise provided in Section 5.6(a) with respect to counsel employed at the expense of the indemnified party) based upon, resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement in this Agreement, and (b) the breach by Purchaser of, or the failure by Purchaser to observe, any of its covenants or other agreements contained in this Agreement.

         5.4  TAX INDEMNIFICATION.
              -------------------

         (a) Each party agrees to report Stockholder's transfer of shares of Company to Purchaser in exchange for the Purchaser Shares as a transaction qualifying for non-recognition treatment to Stockholder pursuant to the Code and in particular Code Section 721 to the extent the consideration received by Stockholder consists of Purchaser Shares. Stockholder acknowledges and agrees that all cash paid to Stockholder under this Agreement shall be fully taxable to Stockholder and payment of any Taxes by Stockholder relating to such payments shall not be indemnified by Purchaser.

         (b) Subject to the preceding sentence, Purchaser hereby covenants and agrees for itself, its successors and assigns to indemnify and hold harmless Stockholder, his heirs and estate, at all times after the Closing Date, against and in respect of all assessments, claims, or demands for tax, interest, penalties, and expenses (including, but not limited to, reasonable accounting and attorney's fees to litigate any assessment along with penalties and interest in either the U.S. Tax Court or U.S. Federal District Court) arising from the determination by any federal or state taxing authority that the receipt of Purchaser Shares by Stockholder is an income recognition event taxable to Stockholder whether upon receipt of the Purchaser Shares or as a result of subsequent action by Purchaser or its successors or assigns (other than pursuant to the options to purchase additional Shares of Purchaser granted to Stockholder). All of the foregoing costs and expenses incurred plus the income tax and any penalties or interest assessed thereon shall be payable by Purchaser within fifteen (15) days of Purchaser's receipt of written notice from Stockholder.

         (c) In the event that Stockholder shall dispose of some or all of his Purchaser Shares (or any interest in any successor entity to Purchaser) in a taxable transaction and Purchaser shall have indemnified Stockholder as provided in the preceding paragraph because the receipt of the Purchaser Shares by Stockholder is determined to be taxable, Stockholder shall refund to Purchaser the amount by which the tax on such disposition (the "Disposition") is reduced as a result of the increased basis of the disposed interest attributable to consummation of the transactions provided herein and treatment of the receipt of shares as a taxable transaction. The amount of such refund shall be determined by calculating the tax that would be due on the Disposition assuming that the original acquisition basis of the disposed interest was equal to (a) basis of the stock in the Company contributed for the Purchaser Shares, (b) adjusted by subsequent allocations of income, loss, and for distributions, to the extent required by the Code, and (c) subtracting from the hypothetical amount of tax as so determined the tax actually due on the Disposition, after giving effect to the increased basis of shares received in this transaction if characterized as a taxable transaction. Stockholder shall only be required to refund the net tax savings so determined and not any interest, penalty, or expenses paid by Purchaser pursuant to this indemnification.

         5.5  LIMITATION ON LIABILITY.  Neither party shall be liable to pay any
              -----------------------
Losses unless and until the aggregate amount of Losses exceeds $50,000, then the indemnifying party shall be liable only for the excess, provided, however, that this limitation shall not apply to (i) any obligations pursuant to the Stockholder Employment Agreement, (ii) the repurchase option contained in
Section 4.4 of this Agreement, (iii) the Contribution Consideration indicated in
Section 1.2, (iv) the indemnification set forth in Section 5.4 and 5.7, (v) Purchaser's representations set forth in Section 3.14, and (vi) Stockholder's representation set forth in Section 2.29.

         5.6  INDEMNIFICATION PROCEDURES.
              --------------------------

              (a) Promptly after receipt by any person entitled to indemnification under Section 5.2 or 5.3 (an "indemnified party") of
                                                       -----------------
         notice of the commencement of any action, suit or proceeding (other than actions, suits or proceedings with respect to Taxes which are provided for in Section 5.7 ("Tax Actions")) by a person not a party to
                                       -----------
         this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified
                                       ------------------
         party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing within 30
                               ------------------
         days of receipt of such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with its own counsel; provided, however, that:
                                             --------  -------
                   (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

                   (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

                   (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

                   (iv) the indemnifying party shall not be entitled to control the defense or settlement of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense or settlement and continues to pursue the defense reasonably and in good faith.

         After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 5.6, the indemnified party shall have the right to defend and/or settle such Third Party Action in a good faith manner at the cost and expense of the indemnifying party, and the indemnifying party will reimburse the indemnified party for fees, costs and expenses required by this Section 5.6 within 30 days of when bills are received or expenses incurred and will reimburse the final settlement within 10 days after the execution of the settlement documents.

         (b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause it in good faith to believe that it is entitled to indemnification under this
Section 5, then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 5.2, 5.3, or 5.4 as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

 5.7     TAX MATTERS.
         -----------
          (a) Stockholder shall be responsible for preparing and filing all Tax Returns for the Company for the Tax periods ending on or prior to December 31, 1997. Such returns will report the operations of the Company consistent with the past practice of reporting income and expenses on a cash basis method of accounting. The period from January 1, 1998, up to and including the Closing Date shall hereinafter referred to as the "Stub Period". Stockholder shall provide Purchaser sufficient information relating to the Stub Period for Purchaser to prepare and file all Tax Returns for the Company for the Tax period subsequent to December 31, 1997. Stockholder shall pay, defend, indemnify and hold harmless the Company and Purchaser from and against any Taxes imposed upon the Company for all Tax periods prior to December 31, 1997 after taking into consideration to the fullest extent possible all Tax benefits, Tax credits and Tax attributes, attributable to any Taxable period(s) ending on or prior to December 31, 1997.

         (b) Purchaser, at Company's cost and expense, shall be responsible for preparing and filing all Tax Returns for Tax periods beginning after December 31, 1997. Purchaser and Company jointly and severally shall pay, defend, indemnify and hold harmless Stockholder from and against any Taxes attributable to the Tax period beginning after December 31, 1997.

         (c) If any Tax for which Stockholder is to indemnify Purchaser pursuant to this Section 5.7 is payable after the Closing Date, Stockholder shall pay or cause to be paid to Purchaser the amount of such Tax no later than the later of (i) the tenth business day after Stockholder receives notice from Purchaser that such tax is due, and (ii) ten (10) business days before the date such tax is due and payable. Any amount not paid when due shall bear interest from the date due to the date payment is made in full at the rate equal to the rates then in effect for the applicable taxing authority.

         (d) If any tax for which Purchaser is to indemnify Stockholder pursuant to this Section 5.7 is payable after the Closing Date, Purchaser shall pay or cause to be paid to Stockholder the amount of such Tax no later than the later of (i) the tenth business day after Purchaser receives notice from Stockholder that such tax is due, and (ii) ten (10) business days before the date such Tax is due and payable. Any amount not paid when due shall bear interest from the date due to the date payment is made in full at the rate equal to the rates then in effect for the applicable taxing authority.

         (e) Purchaser and Stockholder shall promptly notify each other in writing upon receipt by them or their affiliates of notice of any pending or threatened audit or assessment with respect to Taxes for any periods ending on or prior to December 31, 1997 which Stockholder would be required to pay Purchaser pursuant to this Section 5.7. Upon Stockholder's acknowledgment of his liability with respect thereto, Stockholder will have the right, at his expense, to control any audit, administrative or court proceeding relating to Taxes for any periods ending on or prior to December 31, 1997; provided, however, that (i) Stockholder shall promptly notify Purchaser in writing as to any examination by or disputes with taxing authorities that relate to such periods, and (ii) Purchaser shall be kept informed and allowed, at its expense, to participate therein.

         (f) Purchaser shall be responsible for handling all Tax matters related to the Company, including dealing with and resolving audit issues, for all periods, after December 31, 1997; provided, however, that (i) Purchaser shall promptly notify Stockholder in writing as to any examination by or disputes with taxing authorities that relate to such periods, and (ii) Stockholder shall be kept informed and allowed, at his expense, to participate therein.

         (g) Stockholder and Purchaser shall use his or its best efforts to provide the other with such assistance as may reasonably be requested in connection with Tax matters including providing information with respect to the preparation of any Tax Return or other document required to be filed with any taxing Authority, any audit or other examination by any taxing Authority, any judicial or administrative proceeding or dispute relating to liability for Taxes or any claim for indemnification arising under this
     Section 5.7 and each shall retain and provide to the other access to such records and other information as may be relevant to such return, audit, examination, proceeding or determination.

     5.8 LIMITATIONS ON INDEMNITY OBLIGATIONS. Notwithstanding any other
         ------------------------------------
provision in this Section 5 to the contrary, no indemnifying party shall be liable to an indemnified party for punitive damages pursuant to Section 5.2 or 5.3, as the case may be; provided, that the claim against such indemnifying party does not involve a Third Party Action in which punitive damages are sought.

6.       NONCOMPETITION

         6.1  PROHIBITED ACTIVITIES. Stockholder hereby covenants, acknowledges
              ---------------------
and agrees as follows:

              (a) For a period of two years after the Closing Date (except as set forth in the following paragraph), Stockholder shall not for any reason whatsoever, directly or indirectly, for himself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature engage, as an officer, director, shareholder, owner, partner, joint venturer, lender or in any capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, engage in any Competitive Business in any county or other political subdivision of any state of the United States of America in which the Company is conducting business as of the Closing or has conducted business during the 12-month period immediately preceding the Closing. For purposes hereof, the term "Competitive Business" shall mean engaging in a business the same as or substantially similar to the business of development, consulting and sales of transportation management and inventory control software as operated by the Company during the term of Stockholder's employment by the Company immediately prior to the Closing.

              Notwithstanding the foregoing provisions of this paragraph (a) Stockholder may (i) be a passive investor owning no more than 10% of the outstanding equity securities of any corporation or other entity which is in competition with Purchaser the equity securities of which are listed on a national securities exchange or over-the-counter, or
         (ii) invest in or act as an employee, consultant or other position for Purchaser.

              (b) For a period of two years after the Closing Date, Stockholder shall not offer to employ any person who is, at that time, or which has been within one (1) year prior to that time, an employee of the Company;

              (c) For a period of two years after the Closing Date, Stockholder shall not, directly or indirectly, interfere with any contract or agreement that the Company has with any customer, supplier, associate, employee, sales or other agent or independent contractor of the Company or which has been a customer, supplier, employee, sales or other agent or independent contractor of the Company within one (1) year prior to that time;

              (d) Stockholder acknowledges that the damages that would be suffered by Purchaser as a result of any breach of the provisions of this Section 6.1 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, Purchaser shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Section 6.1 or otherwise to specifically enforce any of the provisions hereof. This remedy is in addition to damages directly or indirectly suffered by Purchaser;

              (e) In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties agree that the restrictions of this Section 6.1 shall remain in full force and effect for the greatest time period and within the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Sections 6.1(a), (b), (c) and (d) shall be deemed to be a separate covenant.

         6.2  INDEPENDENT COVENANT.
              --------------------

              (a) It is specifically agreed that the period of two (2) years stated at the beginning of this Section 6, during which the agreements and covenants of Stockholder made in this Section 6 shall be effective, shall be computed by excluding from such computation any time during which Stockholder is in violation of any provision of this
          Section 6.

              (b) Notwithstanding anything herein to the contrary, if (i) the Purchaser or Company fail to make any monetary payment owed under the Stockholder Employment Agreement, (ii) the Purchaser fails to satisfy its repurchase obligation set forth in Section 4.4., or (iii) Purchaser or Company otherwise materially breaches the Stockholder Employment Agreement; then Stockholder shall no longer be obligated to the terms of this Section 6 upon Purchaser's failure to cure such breach within ten (10) days after Purchaser's receipt of notice from Employee. For purposes of determining whether a material breach has occurred under
         Section 6.2(a)(iii) above the parties shall submit the matter to arbitration under Section 15 of the Stockholder Employment Agreement within thirty (30) days after Purchaser's receipt of written notice of such breach.

         6.3  MATERIALITY.  Stockholder hereby agrees that this covenant is a
              -----------
material and substantial part of this transaction.

7.       CERTAIN DEFINITIONS

         "Affiliate" (whether or not capitalized) shall mean, with respect to
          ---------
any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interest, by contract or otherwise).

         "Encumbrances" shall mean mortgages, liens, pledges, encumbrances
          ------------
(legal or equitable), claims, charges, security interests, covenants, conditions, voting and other restrictions, rights-of-way, easements, options, encroachments, rights of others and any other matters affecting title, except, in the case of the Purchaser Shares, for restrictions on the sale or other disposition thereof imposed by federal or state securities laws.

         "GAAP" shall mean generally accepted accounting principles.
          ----

         "Government Authority" shall mean any government or state (or any
          --------------------
subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

         "Intellectual Property" means Company's trade secrets, copyrights and
          ---------------------
patent rights described in Section 2.11, to the extent the Company has any.

         "Knowledge" shall mean facts that are known by Stockholder.
          ---------
         "Legal Requirement" shall mean any law, statute, ordinance, code, rule,
          -----------------
regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.

         "Lien" shall mean all liens including judgment and mechanics' liens
          ----
(regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options, or other charges, encumbrances or restrictions.

         "Material  Adverse Effect" shall mean any material adverse change in or
          ------------------------
effect on, or any change that may reasonably be expected to have a material adverse effect on, (i) the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, or prospects of the Company or
(ii) the ability of the Company or Stockholder to consummate the transactions contemplated by this Agreement.

         "Permitted  Liens" shall mean (a) liens for ad valorem real or personal
          ----------------
property taxes or assessments not at the time due, (b) liens and respective pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligation secured by such liens are not then delinquent, and (c) existing Liens, if any, disclosed on Schedule 7 hereto.

         "Person" (whether or not capitalized) shall mean and include an
          ------
individual, corporation, company, limited liability company, limited liability partnership, partnership, joint venture, association, trust, and other unincorporated organization or entity and a governmental entity or any department or agency thereof.

         "Purchaser's  Knowledge" shall mean facts that are known by Purchaser's
          ----------------------
executive officers and directors.

         "Technology" shall mean any computer program, operating system,
          ----------
applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and all current and historical data bases, research records, test information, market surveys, know-how, inventories, processes and procedures.

8.       GENERAL

         8.1  COOPERATION. Stockholder and Purchaser shall each deliver or cause
              -----------
to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Stockholder will cooperate and use his best efforts to have the present officers, directors and employees of the Company cooperate with Purchaser on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         8.2  SUCCESSORS AND ASSIGNS.  This Agreement and the rights of the
              ------------------------
parties hereunder may not be assigned except by operation of law to any entity under common control with Purchaser or any parent or subsidiary of Purchaser or with the prior written consent of the other parties, and shall be binding upon and shall inure to the benefit of the parties hereto, the successors and permitted assigns of Purchaser, and the heirs and legal representatives of Stockholder. If this Agreement is assigned by Purchaser, Purchaser shall not be released from any of its obligations under this Agreement.

         8.3  ENTIRE AGREEMENT. This Agreement (including the Exhibits attached
              ----------------
hereto and the Schedules delivered pursuant hereto) and the other writings specifically identified herein or contemplated hereby contain the entire agreement and understanding between Stockholder and Purchaser with respect to the transactions contemplated herein and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Stockholder and Purchaser.

         8.4  COUNTERPARTS. This Agreement may be executed simultaneously in two
              ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         8.5  BROKERS AND AGENTS. Each party represents and warrants that it
              ------------------
employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

        8.6   PAYMENT OF EXPENSES. Each of the parties hereto shall pay all its
              -------------------
own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

provided, however, that the fees and expenses for outside legal, accounting,
--------  -------
business consulting and financial advice to the Company and Stockholder incurred in connection with the transactions provided for in this Agreement shall be paid by Stockholder and not Company, and further provided that Purchaser shall pay
                                    ------- --------
the reasonable fees expenses for outside accounting services incurred in connection with the preparation of the Financial Statements required by Purchaser pursuant to this Agreement.

         8.7  NOTICES.  All notices of communication required or permitted
              -------
hereunder shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

              (a)  If to Purchaser, addressed to:

                   Manhattan Associates, Inc.
                   2300 Windy Ridge Parkway
                   7th Floor
                   Atlanta, Georgia  30339
                   Facsimile No.:  770/955-0302
                   Attn:  Alan J. Dabbiere, President and
                          Chief Executive Officer

                   with a copy to:

                   Morris, Manning & Martin, L.L.P.
                   1600 Atlanta Financial Center
                   3343 Peachtree Road, N.E.
                   Atlanta, Georgia  30326
                   Facsimile No.:  404/365-9532
                   Attn:  John C. Yates, Esq.

              (b)  If to Stockholder, addressed to:

                   Dan Basmajian
                   c/o Performance Analysis Corporation
                   100 Park Offices, Suite 111
                   P. O. Box 13684
                   Research Triangle Park, North Carolina  27709
                   Facsimile No.:  808/322-8217

                   with a copy to:

                   Pinna, Johnston & Burwell, P.A.
                   Suite 200
                   2601 Oberlin Road
                   Raleigh, North Carolina  31788
                   Facsimile No.:  919/782-0452
                   Attn:  William P. Pinna, Esq.

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt.

         8.8  GOVERNING LAW. This Agreement shall be construed in accordance
              -------------
with the laws of the State of North Carolina. Purchaser agrees to submit to the exclusive jurisdiction of the North Carolina courts to resolve any dispute under this Agreement.

         8.9  EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided
              -------------------------------
herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         8.10 TIME.  Time is of the essence of this Agreement.
              ----

         8.11 REFORMATION AND SEVERABILITY. In case any provision of this
              ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         "PURCHASER"

                                         MANHATTAN ASSOCIATES, LLC


                                         By:  /s/ Alan J. Dabbiere
                                              -------------------------------
                                                Alan J. Dabbiere, President and
                                                        Chief Executive Officer


                                         "STOCKHOLDER"

                                         /s/ Daniel Basmajian, Sr.
                                         -------------------------------------
                                         Daniel Basmajian, Sr.